Exhibit 23.1



                         INDENPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Borg-Warner Security Corporation on Form S-3 of our reports dated February 2, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Security Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP







Chicago, Illinois
May 21, 1999